Exhibit 10.80

AMENDMENT NUMBER FIVE TO THE
METLIFE PLAN FOR TRANSITION ASSISTANCE FOR GRADES 14 AND ABOVE

(Amended and Restated Effective April 1, 2014)

THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR GRADES 14 AND ABOVE (the “Plan”) is hereby amended, effective as of October 1, 2016, as follows:

1.	Section 1.4.22 of the Plan is hereby amended by adding the following new subsection (d) to read as follows:

“(d) Brighthouse Services, LLC; provided, however, that Brighthouse Services, LLC shall not at any time be a Subsidiary for purposes of Severance Pay under Section 4.1 of the Plan or for any other provision of the Plan relating to Severance Pay. Effective as of the date on which Brighthouse Financial, Inc. and its affiliates are disaffiliated (in any manner, including, but not limited to, a spin-off of Brighthouse Financial, Inc. and its affiliates into a public or a private entity) from the Company and all of its affiliates such that the Company and all of its affiliates no longer own 80% or more of the stock of Brighthouse Financial, Inc. and its affiliates, Brighthouse Services, LLC shall no longer be a Subsidiary for any purpose under the Plan.”

2.	Section 4.1 of the Plan is hereby amended by adding the following sentence at the end thereof to read as follows:

“Notwithstanding any other provision in this Section 4.1 or the Plan, the Company or a Subsidiary shall not offer or grant Severance Pay to any Participant that is an Employee of Brighthouse Services, LLC.

3.	Article 8 of the Plan is hereby amended by adding the following new Section 8.3 to read as follows:

§8.3    Disaffiliation of Brighthouse Financial, Inc. and its Affiliates

(a)
Notwithstanding any other provision of the Plan, any Employee of Brighthouse Services, LLC on the date on which Brighthouse Financial, Inc. and its affiliates are disaffiliated (in any manner, including, but not limited to, a spin-off of Brighthouse Financial, Inc. and its affiliates into a public or a private entity) from the Company and all of its affiliates such that the Company and all of its affiliates no longer own 80% or more of the stock of Brighthouse Financial, Inc. and its affiliates (each such Employee, a “Brighthouse Transferred Employee”) shall, for all purposes other than those described in Section 8.3(b) of the Plan, be deemed to be a Job Elimination Participant under the Plan.

(b)	No Brighthouse Transferred Employee shall be granted Severance Pay on account of the disaffiliation of Brighthouse Financial, Inc. and its affiliates described in Section 8.3(a) of the Plan.

(c)
Notwithstanding any other provision of the Plan, in the event the disaffiliation of Brighthouse Financial, Inc. and its affiliates described in Section 8.3(a) of the Plan does not occur, this entire Section 8.3 shall be null and void.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on this 3rd day of November, 2016 by the duly authorized individual below.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Andrew J. Bernstein
Andrew J. Bernstein, Plan Administrator

Witness:	/s/ Bonita Haskins

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